Exhibit 10.1

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) dated as of March 4, 2003 is entered into among REGAL-BELOIT CORPORATION (the “Company”), the financial institutions listed on the signature pages hereof (collectively, the “Banks”), BANK OF AMERICA, N.A., as Documentation and Syndication Agent, and M&I MARSHALL & ILSLEY BANK, as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Company, the Banks, the Documentation and Syndication Agent and the Administrative Agent are parties to a Credit Agreement dated as of September 28, 2000 (as previously amended, the “Credit Agreement”; capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Credit Agreement); and

WHEREAS, the parties hereto desire to amend the Credit Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 AMENDMENTS TO CREDIT AGREEMENT. Effective on the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as set forth below,

1.1 Amendment to Definition of Commitment Amount. The definition of “Commitment Amount” is amended in its entirety to read as follows:

Commitment Amount means $275,000,000, as such amount may be changed from time to time pursuant to Section 6 or 12.

1.2 Amendment to Section 6.1.1. The text of Section 6.1.1 is deleted in its entirety and replaced with “[RESERVED]”.

1.3 Amendment to Section 10.6.2. The table set forth in Section 10.6.2 is amended in its entirety to read as follows:

Computation Period Ending	Funded Debt to EBITDA Ratio
March 31, 2003 and June 30, 2003	3.50 to 1.0
September 30, 2003	3.25 to 1.0
Thereafter	3.00 to 1.0.

SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks and the Administrative Agent that:

2.1 Authorization; No Conflict. The execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the “Amended Credit Agreement”) have been duly authorized by all necessary corporate action (including any necessary shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Company or any Guarantor, (b) contravene or conflict with, or result in a breach of, any provision of the certificate of incorporation, partnership agreement, by-laws or other organizational documents of the Company or any Guarantor or of any agreement, indenture, instrument or other document which is binding on the Company, any Guarantor or any other Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of the Company, any Guarantor or any other Subsidiary (other than Liens under the Pledge Agreement).

2.2 Validity and Binding Nature. This Amendment has been duly executed and delivered by the Company, and this Amendment and the Amended Credit Agreement are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

2.3 Reaffirmation of Warranties. The warranties contained in Section 9 of the Amended Credit Agreement (excluding Sections 9.8 and 9.17) are true and correct on the date of this Amendment, except to the extent that such warranties (a) solely relate to an earlier date or (b) are changed by circumstances or events that do not constitute a breach of any covenant set forth in Section 10 of the Amended Credit Agreement.

SECTION 3 CONDITIONS PRECEDENT. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which all of the following conditions precedent have been satisfied.

3.1 Counterparts. The Administrative Agent shall have received counterpart originals of this Amendment, duly executed by the Company, the Required Banks and the Administrative Agent. For purposes hereof, a facsimile executed copy shall be treated as an original.

3.2 Amendment Fee. The Administrative Agent shall have received an amendment fee for each Bank which (a) prior to 5:00 p.m., Chicago time, on February 28, 2003, delivers to the Administrative Agent written notice (including by email) of such Bank’s consent to this Amendment and (b) prior to 12:00 Noon, Chicago time, on March 4, 2003, executes and delivers to the Administrative Agent a counterpart hereof, such fee to be in an amount equal to 0.05% of such Bank’s Commitment after giving effect to this Amendment.

3.3 Confirmation. The Administrative Agent shall have received a confirmation, substantially in the form of Attachment 1 hereto, signed by each Guarantor.

3.4 No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

3.5 Certificate. The Administrative Agent shall have received a certificate, dated such date as shall be acceptable to the Administrative Agent and signed by an Executive Officer, as to the matters set forth in Section 3.4.

SECTION 4 Miscellaneous.

4.1 Expenses. The Company agrees to pay on demand all reasonable costs and expenses of the Administrative Agent and the Documentation and Syndication Agent (including fees, charges and expenses of counsel for the Administrative Agent and the Documentation and Syndication Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 4.1 shall survive any termination of this Amendment and the Amended Credit Agreement.

4.2 Captions. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

4.3 Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PER FORMED ENTIRELY WITHIN SUCH STATE. Wherever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Amendment shall be prohibited by or invalid under such laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

4.4 Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered (including by facsimile), shall be deemed to be an original , but all such counterparts shall together constitute but one and the same Amendment.

4.5 References to Credit Agreement. Except as herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendments to the Credit Agreement accomplished hereby, each reference in the Amended Credit Agreement to “this Agreement,” “ hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement in any Note and in any other agreement, document or other instrument executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

4.6 Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties hereto and the successors and assigns of the Administrative Agent and the Banks.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

REGAL-BELOIT CORPORATION

By:

Title: Vice President, Chief Financial Officer and Secretary

M&I MARSHALL & ILSLEY BANK, as

Administrative Agent, Issuing Bank, Swing Line

Bank and as a Bank

By:

Title:

By:

Title:

BANK OF AMERICA, N.A., as Documentation

And Syndication Agent and as a Bank

By:

Title:

BANK ONE, NA (Main Office Chicago)

By:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Title:

S-1

MIZUHO BANK, LTD.

By:

Title:

FLEET NATIONAL BANK

By:

Title:

HARRIS TRUST AND SAVINGS BANK

By:

Title:

THE BANK OF TOKYO-MITSUBISHI, LTD.

By:

Title:

LASALLE BANK NATIONAL ASSOCIATION

By:

Title:

NORTHERN TRUST COMPANY

By:

Title:

WACHOVIA BANK, N.A.

By:

Title:

THE GOVERNOR AND COMPANY OF THE

BANK OF IRELAND

By:

Title

BANCA NAZIONALE DEL LAVORO, S.P.A.

– New York Branch

By:

Title:

SUMITOMO MITSUI BANKING

CORPORATION

By:

Title:

NATIONAL CITY BANK OF

MICHIGAN/ILLINOIS

By:

Title:

ST. FRANCIS BANK, F.S.B.

By:

Title:

BANCO ESPIRITO SANTO, N.A.,

Nassau Branch

By:

Title:

By:

Title:

BANK HAPOALIM B.M.

By:

Title:

By:

Title:

ATTACHMENT 1

CONFIRMATION BY GUARANTORS

To the Agents and the Banks under

And as defined in the Credit

Agreement referred to below

Re: REGAL-BELOIT CORPORATION

Ladies and Gentlemen:

Please refer to the Fourth Amendment dated as of March 4, 2003 (the “Amendment”) to the Credit Agreement dated as of September 28, 2000 (the “Credit Agreement”) among REGAL-BELOIT CORPORATION, various financial institutions, Bank of America, N.A., as Documentation and Syndication Agent, and M&I Marshall & Ilsley Bank, as Administrative Agent. Capitalized terms not defined herein are used as defined in the Credit Agreement.

Each of the undersigned hereby confirms to the Agents and the Banks that, after giving effect to the Amendment, the Guaranty continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

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IN WITNESS WHEREOF, each of the undersigned has caused this Confirmation to be executed and delivered by its duly authorized representative as of March 4, 2003.

LEESON ELECTRIC CORPORATION

By:

Name:

Title:

HUB CITY, INC.

By:

Name:

Title:

MARATHON ELECTRIC MANUFACTURING

CORPORATION

By:

Name:

Title: